Exhibit 10.3

This SOFTWARE DEVELOPMENT AGREEMENT (this "Agreement") is made at Vancouver, British Columbia, on December 1, 2002.

By and Between:

Evove, Inc., a company incorporated under the laws of the State of Nevada, having its registered office at 1850 Lands End Road, Sidney, British Columbia, Canada V8L5J2 ("EVOVE")

and:

Xten Networks Inc., a company incorporated under the laws of the Province of British Columbia, having and office at Suite 7170 - 515 West Hastings Street, Vancouver, British Columbia, Canada V6B5K3 ("Developer")

1. DEFINITIONS

1.1 "Development Program" shall mean the activities undertaken by the parties hereunder for the development of the Software and Documentation satisfying the Specifications pursuant to this Agreement.

1.2 "Development Work" shall mean the Software, Documentation and all other results and items arising out of the Development Program, including without limitation, all Deliverables, programming materials, source code and binary code for all portions of the code, inventions, designs, notes, records, memoranda, documentation and other materials, as well as all Enhancements, derivatives and modifications thereof, and all intellectual property rights thereto.

1.3 "Deliverables" shall mean the Software, Documentation and other materials to be delivered by Developer to EVOVE pursuant to this Agreement.

1.4 "Documentation" shall mean the reference, implementation and user manuals which describe in reasonable detail the operation of the Software that is normally provided by Developer as part of its deliveries to its customers.

1.5 "Enhancements" shall mean error corrections, bug fixes, modifications and updates with respect to the Software.

1.6 "EVOVE Property" shall mean all property, including, designs, software, documentation, models, tools, devices and other materials, owned or licensed to EVOVE, which may be furnished to Developer by EVOVE under this Agreement.

1.7 "Software" shall mean the Source Code and Documentation for the computer software program(s) described in Exhibit A to be developed by Developer pursuant to the Development Program, together-with all Enhancements made thereunder.

1.8 "Source Code" shall mean the readable forms together with make and build files.

1.9 "Specifications" shall mean the specifications set forth in Exhibit A for the Software to be developed hereunder, together-with all modifications made thereunder.

2. DEVELOPMENT EFFORT

2.1 Development. Commencing upon the execution of this Agreement, Developer agrees to use its commercially reasonable efforts to perform its obligations under the Development Program and to deliver Deliverables.

2.2 Subcontractors. Developer may subcontract the performance of the Development Program to third parties, provided that each such subcontractor shall have agreed in writing to be bound by terms and conditions at least as stringent and restrictive as the terms and conditions of this Agreement, including in particular Sections 4, 7 and 10.

2.3 Program Management and Changes. Each party designated the person(s) set forth in Exhibit B as the primary contact of each party with respect to this Agreement, which person(s) may be redesignated by a party by notice to the other. In the event of a necessary or desired change in any material aspect of the Development Program, the parties shall mutually agree to any such change in writing prior to its implementation. A proposed change shall be initiated by the proposing party in a written notice to the other party. The receiving party shall review such proposal in a timely manner. The parties agree to discuss in good-faith the effect on each party of such proposed change, including any effect on the binary and/or cost of the Development Program.

3. DELIVERY

3.1 Delivery. On each and every Friday during the term of this Agreement, Developer shall deliver to EVOVE the corresponding Deliverables. Deliverables shall be in source code and binary code forms. Deliverables consisting of Documentation shall be in both human-readable and electronic formats.

4. OWNERSHIP AND LICENSES

4.1 Ownership and License. EVOVE shall own all right, title and interest in the Software and any modifications to the Software, Documentation, Enhancements and other Development

Work. Developer shall have no rights to use, sell, sublicense or distribute the Software, Documentation, Enhancements or any other Development Work. Developer hereby grants to EVOVE and its subsidiaries and affiliates an exclusive, worldwide, perpetual, irrevocable right and license, including the right to sublicense, to use, reproduce, modify, display and distribute the Software, Documentation, Enhancements and other Development Work to any third parties.

4.2 Developer Code. EVOVE shall own all right, title and interest in the Developer Code incorporated within the Software existing as of the effective date of this Agreement. With respect to such Developer Code incorporated within the Software, Developer hereby grants to EVOVE an exclusive, worldwide, perpetual irrevocable right and license, including the right to sublicense, to use, reproduce, modify, display and distribute the Developer Code to any third parties.

4.3 EVOVE Property. EVOVE hereby grants to Developer a non-exclusive, royalty-free, non-transferable internal license to use the EVOVE Property and intellectual property embodied therein, for the sole purpose of performing Developer's obligations under this Agreement. No EVOVE Property may be provided to any third party without the prior written approval by EVOVE. All EVOVE Property shall be returned immediately upon EVOVE's request.

5. MAINTENANCE AND SUPPORT

5.1 Maintenance and Support for Software. Developer agrees to provide to EVOVE maintenance and support services for the duration of this Agreement. Maintenance and support thereafter shall be governed by a separate and independent agreement. Except as otherwise agreed in writing between EVOVE and Developer, EVOVE will be responsible for all maintenance and support of the Software with respect to any end-users.

5.2 Product Evolution. The parties anticipate that EVOVE may from time to time request additional functionalities to be made to the Software. Upon request by EVOVE, Developer agrees to make such adaptations, or develop such enhancements on terms and conditions to be mutually agreed upon in writing, which may provide for additional payments by EVOVE to Developer. The fee for any such adaptations or enhancements shall be at the Developer's then current rates.

5.3 Additional Developer Services. Upon request by EVOVE, Developer agrees to negotiate in good faith with EVOVE with respect to providing additional maintenance, support or other service with respect to the Software for EVOVE and/or its customers.

6. COST AND FEES

6.1 Development Costs. In consideration of the development activities to be undertaken by Developer hereunder, EVOVE will pay Developer, Developer's costs plus a five percent

(5%) bonus on all programmer/consultant/sub-contractor costs.

6.2 Payment Process. Unless otherwise agreed in writing, Payments will be made within thirty (30) days after invoicing by Developer.

7. WARRANTIES AND INDEMNIFICATION

7.1 General Warranty. Each party warrants that it has full power and authority to enter into this Agreement, perform its obligations hereunder, and grant the rights to the other party granted herein.

7.2 Media Warranty. Developer warrants that the physical media of the disks supplied to EVOVE shall contain true and correct copies of the Software developed under this Agreement and shall be free from defects in workmanship and materials. EVOVE's remedy for breach of the foregoing warranty shall be replacement of the defective disk.

7.3 No Infringement. Developer warrants that the Deliverables delivered to EVOVE hereunder do not violate or infringe any patent, copyright, trade secret or other proprietary right of any third party, and that Developer is not aware of any facts upon which such a claim for infringement could be based.

7.4 Infringement Defense. Developer will defend any claim, suit, or proceeding brought against EVOVE or its customers insofar as it is based on a claim arising out of Developer's breach of Section 7.3, above; provided that Developer is notified promptly in writing of such claim, and given full authority, information and assistance (at Developer's expense) to handle the expense to handle the defense or settlement of any suit or proceeding. Developer agrees to pay all damages and costs awarded therein against EVOVE and its customers.

7.5 In case the Deliverables is held to constitute an infringement and its use is enjoined, Developer shall, at its own expense and at its option, either procure for EVOVE and its customers the right to continue to use or, if applicable, replace such Deliverable or Documentation with noninfringing program or documentation of equivalent function and performance, or modify them so they become noninfringing without detracting from function or performance.

7.6 Notwithstanding the forgoing, Developer shall have no responsibility for claims arising from (i) modifications of the Software or Documentation made by EVOVE if such claim would not have arisen but for such modifications, or (ii) combination or use of the Software or Documentation with third party products if such claim would not have arisen but for such combination or use.

7.7 Warranty. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES OR CONDITIONS, EITHER EXPRESS OR IMPLIED, REGARDING THE SOFTWARE AND RELATED DOCUMENTATION,

INCLUDING WITHOUT LIMITATION AS TO THEIR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

7.8 Program Warranty. Developer warrants that the Software will operate in accordance with and substantially conform to the Documentation and any relevant data sheet(s) provided by Developer.

8. TERM AND TERMINATION

8.1 Term. Unless terminated earlier under this Section 8, this Agreement will terminate upon written notice to Developer by EVOVE.

8.2 Termination for Breach. EVOVE may terminate this Agreement by written notice to Developer if Developer breaches any material provision of this Agreement and such Breach is not cured within thirty (30) days after receipt of written notice thereof from EVOVE.

8.3 Effect of Termination.

a. In the event of termination by EVOVE under Sections 8.1 and 8.2, Developer shall immediately deliver to EVOVE all Software, Documentation, Source Code and EVOVE property and information in Developer's possession relating to the Software. Developer will then destroy all copies of Software, Documentation and Source Code in its possession.

b. In the event of termination under Section 8.2, EVOVE shall be relieved of all obligations to make payment for any Deliverables that were not accepted by EVOVE. This provision shall not limit or waive any other remedies that EVOVE may have under law or equity.

c. Survival. Notwithstanding any termination of this Agreement, the following provisions shall survive for the period specified therein, if any; Sections 4.1 (Ownership and Licenses); Section 7 (Warranties and Indemnification); Section 9 (Limited Liability); Section 10 (Confidential Information); and Section 11 (Other Provisions).

9. LIMITED LIABIITY

9.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL OR SPECIAL DAMAGES ARISING FROM ANY CLAIM OR ACTION HEREUNDER, BASED ON CONTRACT, TORT OR OTHER LEGAL THEORY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR DAMAGES FOR ANY CAUSE WHATSOEVER IN AN AMOUNT IN EXCESS OF THE AMOUNT PAYABLE TO DEVELOPER UNDER THIS AGREEMENT, EXCEPT FOR DAMAGES RELATING TO BREACHES CONCERNING SECTIONS 7.3 AND 10.

10. CONFIDENTIAL INFORMATION

10.1 Confidential Information. During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). In the event such information is disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the information shall (i) be marked as confidential at the time of disclosure, or (ii) if disclosed orally but stated to be confidential, be designated as confidential in writing by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within a reasonable period of time after such oral disclosure. Notwithstanding any provision to the contrary, all source code provided by Developer or EVOVE to the other, and all business information with respect to any unpublished EVOVE products, are deemed EVOVE's Confidential Information for the purposes of this Section 10.

10.2 Nondisclosure. Confidential Information may be used by the receiving party only with respect to performance of its obligations under this Agreement, and only by those employees of the receiving party who have a need to know such information for the purposes related to this Agreement. The receiving party shall protect the Confidential Information of the disclosing party by using the same degree of care (but no less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as the receiving party uses to protect its own confidential information of like nature. The receiving party's obligation under this Section 10 shall be for a period of ten (10) years after the date of disclosure.

10.3 The foregoing obligation shall not apply to any information which is (i) already known by the receiving party prior to disclosure; (ii) publicly available through no fault of the receiving party; (iii) rightfully received from a third party without a duty of confidentially (iv) disclosed by the disclosing party to a third party without a duty of confidentially on such third party; (v) independently developed by the receiving party prior to or independent of the disclosure; (vi) disclosed under operation of law; or (vii) disclosed by the receiving party with the disclosing party's prior written approval.

11. OTHER PROVISIONS

11.1 Publicity. Each party agrees not to publish or disclose the existence or terms of this Agreement to any third party without the prior written consent of the other except as required by law. In particular, no press releases shall be made without the mutual written consent of each party, nor may Developer use EVOVE marks or EVOVE's name as a customer reference.

11.2 Independent Contractors. The relationship of the parties under this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other.

11.3 Dispute Resolution. In the event of disagreement with respect to any aspect of this Agreement, the parties agree to discuss in good-faith to reach an amicable resolution, and to escalate such resolution process to the appropriate members of their respective management organization who have the power and authority to achieve a successful resolution.

11.4 Notice. Unless otherwise stated, all notices required under this Agreement shall be in writing and shall be considered given upon personal delivery of the written notice or within forty eight (48) hours after deposit in the U.S. Mail, certified or registered, and addressed to the appropriate relationship manager as set forth in Exhibit B.

11.5 No Assignment. Developer may not assign or transfer any of the rights or responsibilities set forth herein, or change its control of ownership, without the express written consent of EVOVE (which consent shall not be unreasonably withheld or delayed) and any purported attempt to do so shall be deemed void. Notwithstanding the foregoing, such written consent is not required in the event of a merger or sale of all or substantially all of the assets of Developer, in which case this Agreement shall be assigned to the surviving entity.

11.6 Governing Law. This Agreement is made under and shall be construed in accordance with the law of the State of Nevada, without reference to conflict of laws principles.

11.7 Severability. The terms of this Agreement shall be applicable severally to each Software program, if more than one, and any dispute affecting either party's rights or obligations as to one or more Software program(s) shall not affect the rights granted hereunder as to any other Software program. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect, and the parties will negotiate in good-faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

11.8 Headings. The captions of and headings used in this Agreement are for convenience of reference only and are not to be considered in any way as material terms or be used to interpret the provisions of this Agreement.

11.9 No Use Obligation. Except as expressly provided herein, EVOVE may in its sole discretion decide whether or not to use or distribute the Software as it deems appropriate.

11.10 Non-Restrictive Relationship. Nothing in this Agreement shall be construed to preclude EVOVE from independently developing, acquiring from other third parties, distributing or marketing software programs or other products which may perform the same or similar functions as the Software provided under this Agreement.

11.11 Modifications. This Agreement may only be modified only by a writing signed by an authorized representative of each party.

11.12 Waiver. Neither party's failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

11.13 Force Majeure. Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, or other similar reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party, provided that the non-performing party gives prompt notice of such conditions to the other party and makes all reasonable efforts to perform.

11.14 Export Control. Each party agrees to comply with all applicable United States laws and regulations which may govern the export of Software abroad, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

11.15 Entire Agreement. This document represents the entire agreement between the parties as to the matter set forth herein and supersedes all prior discussions or understandings between them.

11.16 Exhibits. Each Exhibit referred to in this Agreement is incorporated in full in this Agreement whatever reference to it is made:

EXHIBIT A SOFTWARE DESCRIPTION AND STATEMENT OF WORK

EXHIBIT B RELATIONSHIP MANAGERS

11.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands as of the date first above written.

FOR AND ON BEHALF OF XTEN NETWORKS INC.	FOR AND ON BEHALF OF EVOVE, INC.

Per: /s/ Erik Lagerway Name: Erik Lagerway Title: President	Per: /s/ Mark E. Bruk Name: Mark E. Bruk Title: CEO

EXHIBIT A

SOFTWARE DESCRIPTION AND

DEVELOPMENT STATEMENT OF WORK

Software:

Full-featured client and server software for PC-to-PC, PC-to-Phone, Phone-to-PC, PC-to-PDA, PDA-to-PC, PDA-to-Phone, and Phone-to-PDA services, pre-paid and post-paid, long distance calling services, among other things.

Specifications:

1.0 Introduction. This Exhibit provides the Statement of Work for the Development Program.

2.0 Project Description. The Development Program is to create full-featured client and server software for PC-to-PC, PC-to-Phone, Phone-to-PC, PC-to-PDA, PDA-to-PC, PDA-to-Phone, and Phone-to-PDA services, pre-paid and post-paid, long distance calling services, among other things.

3.0 Requirements.

3.1 Client software for IP-to-IP and IP-to-Phone communications for Windows 98/ME/NT/2000/XP, Windows CE, Mac OS X, and Linux.

3.2 Server software for IP-to-IP and IP-to-Phone calling services.

4.0 Software Quality Assurance. Developer shall develop all software associated with this Statement of Work to established Developer's practices and procedures.

EXHIBIT B

RELATIONSHIP MANAGERS

The relationship manager for Developer is:		Erik Lagerway
	PHONE:	604.562.8647
	EMAIL:	erik@xten.com

The relationship manager for EVOVE is:		Mark Bruk
	PHONE:	250.656.7701
	EMAIL:	mark@evove.com